UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST CASH FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in charter)

Delaware	75-2237318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

690 East Lamar Blvd., Suite 400 Arlington, Texas	76011
(Address of principal executive offices)	(Zip Code)

First Cash Financial Services, Inc. 2011 Long-Term Incentive Plan

(Full title of plan)

Rick L. Wessel

Chief Executive Officer

690 East Lamar Blvd., Suite 400

Arlington, Texas 76011

 (817) 460-3947

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas C. Pritchard

Brewer & Pritchard, P.C.

3 Riverway, Ste. 1800

Houston, Texas 77056

Tel:  (713) 209-2950

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Shares of common stock, par value $0.01	1,260,000(2)	$36.83(3)	$46,405,800(3)	$4,599.75(4)
Total	1,260,000	-	$46,405,800	$4,599.75(4)

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.01 per share (the “Common Stock”), of First Cash Financial Services, Inc. which become issuable under the employee benefit plans described herein by reason of stock dividends, stock splits, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2)

As described in the Explanatory Note of this Registration Statement, the number of shares of Common Stock registered hereby consists of (i) 900,000 newly authorized shares of Common Stock and (ii) 360,000 shares that were previously authorized and available for future awards under the First Cash Financial Services, Inc. 2004 Long-Term Incentive Plan (the “Carry Forward Shares”), all of which have been re-allocated to the First Cash Financial Services, Inc. 2011 Long-Term Incentive Plan (“2011 Plan”) for future awards to be made under the 2011 Plan.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated based on the average of the high and low prices reported on the Nasdaq Global Market of $36.83 per share on May 25, 2012.

(4)

All of the Carry Forward Shares were registered pursuant to a Registration Statements on Form S-8 filed with the Securities and Exchange Commission on March 23, 2006, File No. 333-132665.  Pursuant to Rule 457(p) under the Securities Act and General Instruction E to Form S-8, the registration fee previously paid with respect to the Carry Forward Shares in the amount of $718.35 is being carried forward to the registration of shares hereunder.

As filed with the Securities and Exchange Commission on June 1, 2012

Registration No. 333- ______

Explanatory Note

This registration statement on Form S-8 (“Registration Statement”) is being filed to register an aggregate of 1,260,000 shares of the common stock, par value $0.01 per share (“Common Stock”) of First Cash Financial Services, Inc. (the “Company”) that may be issued and sold under the Company’s 2011 Long-term Incentive Plan (the “2011 Plan”), consisting of (i) 900,000 newly authorized shares of Common Stock and (ii) 360,000 shares of Common Stock that were previously authorized and available for future awards under the First Cash Financial Services, Inc. 2004 Long-Term Incentive Plan (the “2004 Plan”), all of which have been re-allocated to the 2011 Plan for future awards to be made under the 2011 Plan.

This Registration Statement also includes a reoffer prospectus prepared in accordance with General Instruction C of Form S-8 and the requirements of Part I of Form S-3 which may be utilized for reofferings and resales by the Selling Stockholders on a continuous or delayed basis in the future of up to 1,062,400 shares of Common Stock that constitute “control securities.” The reoffer prospectus is a combined prospectus pursuant to Rule 429(a) of the Securities Act that relates to (i) 50,900 shares of Common Stock registered under this Registration Statement and which may subsequently be issued to the Selling Stockholders under the 2011 Plan, (ii) 471,500 shares of Common Stock underlying awards made pursuant to the 2004 Plan, and (iii) 540,000 shares of Common Stock underlying awards made pursuant to the First Cash Financial Services, Inc. 1999 Stock Option Plan (the “1999 Plan”).  The shares of Common Stock issuable pursuant to awards made under the 2004 Plan were registered on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on March 23, 2006, File No. 333-132665, and the shares of Common Stock issuable pursuant to awards made pursuant to the 1999 Plan were registered on Form S-8 filed the SEC on July 8, 2003, File No. 333-106880. Pursuant to Rule 429(b) under the Securities Act, this Registration Statement will constitute Post-Effective Amendments No. 1 to Registration Statements No. 333-132665 and 333-106880.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required by Part I of this Registration Statement on Form S-8 will be sent or given to persons eligible to participate in the 2011 Plan as specified by Rule 428(b)(1) under the Securities Act. We will maintain a file of such documents in accordance with the provisions of Rule 428 and, upon request, shall furnish to the SEC or its staff a copy or copies of documents included in such file. Pursuant to the instructions to Form S-8, these documents are not required to be and are not being filed either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute part of a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Reoffer Prospectus

1,062,400 Shares

Common Stock

This reoffer prospectus is a combined prospectus relating to shares of First Cash Financial Services, Inc. (the “Company”) common stock, par value $0.01 per share (“Common Stock”) that have been registered with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) and that have been or may be acquired by certain of our prior, current and future officers and directors (or any of their respective assigns) (the “Selling Stockholders”) pursuant to awards under our (i) First Cash Financial Services, Inc. 2011 Long-Term Incentive Plan (“2011 Plan”), (ii) First Cash Financial Services, Inc. 2004 Long-Term Incentive Plan (the “2004 Plan”), and (iii) First Cash Financial Services, Inc. 1999 Stock Option Plan (the “1999 Plan”, and collectively with the 2004 Plan and 2011 Plan, the “Plans”).

The Selling Stockholders listed herein (who are the executive officers and directors of the Company) are offering and selling up to 1,062,400 shares of Common Stock that have been or may hereafter be acquired by such persons in connection with awards granted to such Selling Stockholders under the Plans. We will not receive any proceeds from the sale of the shares hereunder. However, we will receive the proceeds, if any, from the exercise of the options granted under the Plan.

The Common Stock offered hereby may be sold from time to time by the Selling Stockholders or by their pledgees, donees, transferees or other successors in interest. Such sales may be made in the public market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. Such shares may be sold by one or more of the following: (a) block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell portions of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. We have paid the expenses of preparing this prospectus and the related registration statement.

Our Common Stock is listed on the NASDAQ Global Market under the trading symbol “FCFS.” The last reported sale price of our Common Stock on the NASDAQ Global Market on May 25, 2012, was $36.63 per share.

Investing in our Common Stock involves a high degree of risk. You should read the “Risk Factors” section beginning on page 3 and in the documents incorporated by reference herein before you decide to purchase any shares of our Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this reoffer prospectus is June 1, 2012.

TABLE OF CONTENTS

Cautionary Note Regarding Forward Looking Statements	-ii-
Prospectus Summary	1
Risk Factors	3
Use of Proceeds	7
Selling Stockholders	8
Plan of Distribution	10
Legal Matters	11
Experts	11
Where You Can Find More Information	11
Disclosure of Commission Position on Indemnification for Securities Law Violations	11
Incorporation of Certain Documents By Reference	13

You should rely only upon the information contained or incorporated by reference in this reoffer prospectus and the registration statement of which this reoffer prospectus is a part. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this reoffer prospectus is accurate only as of the date on the front cover of this reoffer prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. This reoffer prospectus is based on information provided by us and other sources that we believe are reliable. We have summarized certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our business and the terms of the offering, including the merits and risks involved.

CAUTIONARY NOTE ON FORWARD LOOKING STATEMENTS

This prospectus may contain forward-looking statements about the business, financial condition and prospects of the Company. Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” or “anticipates,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy or objectives. Forward-looking statements can also be identified by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in this prospectus include, without limitation, the Company’s expectations of earnings per share, earnings growth, expansion strategies, regulatory exposures, store openings, liquidity, cash flow, consumer demand for the Company’s products and services, currency exchange rates, future share repurchases and the impact thereof, completion of disposition transactions and expected gains from the sale of such operations, earnings from acquisitions, the ability to successfully integrate acquisitions and other performance results. These statements are made to provide the public with management’s current assessment of the Company’s business. Although the Company believes that the expectations reflected in forward-looking statements are reasonable, there can be no assurances that such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this prospectus speak only as of the date of this statement, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this prospectus. Such factors are difficult to predict and many are beyond the control of the Company and may include changes in regional, national or international economic conditions, changes in the inflation rate, changes in the unemployment rate, changes in consumer purchasing, borrowing and repayment behaviors, changes in credit markets, the ability to renew and/or extend the Company’s existing bank line of credit, credit losses, changes or increases in competition, the ability to locate, open and staff new stores, the availability or access to sources of inventory, inclement weather, the ability to successfully integrate acquisitions, the ability to hire and retain key management personnel, the ability to operate with limited regulation as a credit services organization, new federal, state or local legislative initiatives or governmental regulations (or changes to existing laws and regulations) affecting consumer loan businesses, credit services organizations and pawn businesses (in both the United States and Mexico), changes in import/export regulations and tariffs or duties, changes in anti-money laundering regulations, unforeseen litigation, changes in interest rates, monetary inflation, changes in tax rates or policies, changes in gold prices, changes in energy prices, cost of funds, changes in foreign currency exchange rates, future business decisions, public health issues and other uncertainties. These and other risks, uncertainties and regulatory developments are further and more completely described in the Company’s 2011 Annual Report on Form 10-K, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, and the other documents incorporated by reference in this prospectus.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.  In this prospectus, unless the context requires otherwise, references to the “Company,” “we,” “our” or “us” refer to First Cash Financial Services, Inc.

FIRST CASH FINANCIAL SERVICES, INC.

The Company is a leading operator of retail-based pawn and consumer finance stores in the United States and Mexico.  The Company’s primary business is the operation of pawn stores, which engage in retail sales, purchasing of second hand goods and consumer finance activities.  Pawn stores are a convenient source for small consumer loans to help customers meet their short-term cash needs.  Personal property such as jewelry, consumer electronics, tools, sporting goods and musical instruments are pledged as collateral for the loans.  The pawn stores also generate significant retail sales from the merchandise acquired through collateral forfeitures and over-the-counter purchases from customers.  In addition, some of the Company’s pawn stores offer consumer loans or credit services products.  The Company’s strategy is to focus on growing its retail-based pawn operations in the United States and Mexico.

The Company operates a smaller number of stand-alone consumer finance stores in Texas and Mexico.  These stores provide consumer financial services products including credit services, consumer loans, check cashing, money orders, money transfers and prepaid card products.  The product mix varies by market.

The Company was formed as a Texas corporation in July 1988 and in April 1991, the Company reincorporated as a Delaware corporation.  The Company’s principal executive offices are located at 690 East Lamar Blvd., Suite 400, Arlington, Texas 76011, and its telephone number is (817) 460-3947.

The Offering

Outstanding Common Stock	28,609,333 shares of our Common Stock were outstanding as of May 25, 2012.

Common Stock Offered	Up to 1,062,400 shares of Common Stock for sale by the Selling Stockholders (who are our executive officers and directors) for their own account pursuant to the Plans.

Selling Stockholders	The Selling Stockholders are set forth in the section entitled “Selling Stockholders” of this reoffer prospectus on page 8.

Proceeds

We will not receive any proceeds from the sale of our Common Stock by the selling stockholders. We would, however, receive proceeds upon the exercise of the stock options by those who receive options under the Plan and exercise such options for cash. Any cash proceeds will be used by us for general corporate purposes.

Risk Factors	The securities offered hereby involve a high degree of risk. See “Risk Factors.”

NASDAQ Global Market Symbol	FCFS

RISK FACTORS

Any investment in our securities involves a high degree of risk.  You should carefully consider the following information about these risks, together with the other information contained in this prospectus, before you decide to buy our securities.

Both pawn and other consumer loan products continue to come under increased regulation and scrutiny. If changes in regulations affecting the Company's pawn, credit services and consumer loan businesses create increased restrictions, or have the effect of prohibiting loans in the countries and states where the Company offers these products, such regulations could materially impair or reduce the Company's pawn, credit services and consumer loan businesses and limit its expansion into new markets.   The Company's products and services are subject to extensive regulation and supervision under various federal, state and local laws, ordinances and regulations in both the United States and Mexico.  The Company faces the risk that restrictions or limitations on loan products, loan amounts, loan yields and customer acceptance of loan products resulting from the enactment, change, or interpretation of laws and regulations in the United States or Mexico could have a negative effect on the Company's business activities. Both pawn and consumer loans have come under increased scrutiny and increasingly restrictive regulation in recent years.  Other enacted or recently proposed regulatory activity may limit the number of loans that customers may receive or have outstanding and regulations adopted by some states require that all borrowers of certain loan products be listed on a database, limit the yield on pawn or consumer loans and limit the number of such loans borrowers may have outstanding. Certain consumer advocacy groups and federal and state legislators have also asserted that laws and regulations should be tightened so as to severely limit, if not eliminate, the availability of pawn loans, consumer loans and credit services products to consumers, despite the significant demand for such products.  In Mexico, similar restrictions and regulations affecting the pawn and consumer loan industries, including licensing restrictions, disclosure requirements and limits on interest rates and/or loan service fees, have been and continue to be proposed from time to time.  Adoption of such federal, state or local regulation or legislation in the United States and Mexico could restrict, or even eliminate, the availability of specialty consumer finance products at some or all of the Company's locations, which would adversely affect the Company’s operations and financial condition.

Media reports and public perception of consumer loans, such as payday advances or pawn loans, as being predatory or abusive could materially adversely affect the Company's consumer loan, credit services and pawn businesses.  In recent years, consumer advocacy groups and some media reports, in both the United States and Mexico, have advocated governmental action to prohibit or place severe restrictions on consumer loans.  The consumer advocacy groups and media reports generally focus on the cost to a consumer for this type of loan, which is higher than the interest typically charged by banks to consumers with better credit histories. Though the consumer advocacy groups and media reports do not discuss the lack of viable alternatives for the Company’s customers' borrowing needs, they do typically characterize pawn and/or consumer loans as predatory or abusive despite the large customer demand for these loans.  If the negative characterization of these types of loans becomes increasingly accepted by consumers, demand for consumer loan products could significantly decrease, which could materially affect the Company's results of operations and financial condition. Additionally, if the negative characterization of these types of loans becomes increasingly accepted by legislators and regulators, the Company could become subject to more restrictive laws and regulations that could have a materially adverse effect on the Company's financial condition and results of operations.

Adverse gold market fluctuations could negatively affect the Company’s profits.  A significant portion of the Company’s pawn loans are collateralized with gold jewelry and the Company sells significant quantities of gold acquired through collateral forfeitures or direct purchases from customers.  In addition to normal market risks associated with accepting gold as loan collateral and buying and selling gold, the global economic crisis has increased the volatility of commodity markets such as those for gold and other precious metals.  A significant and sustained decline in gold and/or precious metal prices could result in decreased merchandise sales and related margins, decreased inventory valuations and sub-standard collateralization of outstanding pawn loans.  In addition, a significant decline in market prices could result in a lower balance of pawn loans outstanding for the Company, as customers would receive lower loan amounts for individual pieces of jewelry.

Risks and uncertainties related to the Company’s foreign operations could negatively impact the Company’s operating results.   The Company currently has over 500 store locations in Mexico, a country in which there are potential risks related to geo-political events, political instability, corruption, economic volatility, drug cartel and gang-related violence, social and ethnic unrest, enforcement of property rights, governmental regulations, public safety and security among others.  As in many developing markets, there are also uncertainties in how local law is applied, including areas most relevant to commercial transactions and foreign investment.  As a result, actions or events could occur in Mexico, which are beyond the Company’s control, which could restrict or eliminate the Company’s ability to operate some or all of its locations in Mexico or significantly reduce customer traffic, product demand and the expected profitability of such operations.

The Company’s allowance for credit losses for credit services and consumer loans may not be sufficient to cover actual credit losses which could adversely affect its financial condition and operating results.  Under the CSO Program, the Company issues the Independent Lender a letter of credit to guarantee the repayment of the customer’s extension of credit.  The Company is required to recognize a liability for the fair value of the obligation undertaken by issuing the letters of credit.  The Company records the estimated fair value of the liability under the letters of credit in accrued liabilities.  The Company also has customer loans arising from its consumer loan operations.  The Company has to recognize losses resulting from the inability of credit services and consumer loan customers and/or borrowers to repay such receivables or loans.  The Company maintains an allowance for credit losses in an attempt to cover credit losses inherent in its consumer loan operations.  Additional credit losses will likely occur in the future and may occur at a rate greater than the Company has experienced to date. The allowance for credit losses is based primarily upon historical credit loss experience, with consideration given to delinquency levels, collateral values, economic conditions, and underwriting and collection practices. This evaluation is inherently subjective, as it requires estimates of material factors that may be susceptible to significant change. If the Company’s assumptions and judgments prove to be incorrect, its current allowance may not be sufficient and adjustments may be necessary to allow for different economic conditions or adverse developments in its loan portfolio.

The failure of third-parties who provide products, services or support to the Company to maintain their products, services or support could disrupt Company operations or result in a loss of revenue.  The Company's credit services operations depend, in part, on the willingness and ability of an unaffiliated third-party lender to make extensions of credit to its customers.  The loss of the relationship with this lender, and an inability to replace it with a new lender or lenders, or the failure of the lender to fund new extensions of credit and to maintain volumes, quality and consistency in its loan programs could cause the Company to lose customers and substantially decrease the revenue and earnings of the Company's credit services business.  In addition, the Company’s lending and retail operations are dependent upon the Company’s ability to maintain retail banking relationships with commercial banks.  The Company also relies significantly on outside vendors to provide services such as utilities, store security, armored transport, data and voice networks, and other information technology products and services.

The Company's growth is subject to external factors and other circumstances over which the Company has limited control or that are beyond the Company's control. These factors and circumstances could adversely affect the Company's ability to grow through the opening of new store locations.  The success of this strategy is subject to numerous external factors, such as the availability of sites with favorable customer demographics, limited competition, acceptable regulatory restrictions and suitable lease terms, the Company's ability to attract, train and retain qualified unit associates and management personnel and the ability to obtain required government permits and licenses. Some of these factors are beyond the Company's control. The failure to execute this expansion strategy would adversely affect the Company's ability to expand its business and could materially adversely affect its business, prospects, results of operations and financial condition.

Increased competition from banks, savings and loans, internet-based lenders, other short-term consumer lenders, and other entities offering similar financial services, as well as retail businesses that offer products and services offered by the Company, could adversely affect the Company's results of operations. The Company has many competitors to its core lending and merchandise sales operations.  The Company’s principal competitors are other pawnshops, consumer loan companies, internet-based lenders, consumer finance companies, rent-to-own stores, retail finance programs and other financial institutions that serve the Company's primary customer base.  Many other financial institutions or other businesses that do not now offer products or services directed toward the Company's traditional customer base, many of whom may be much larger than the Company, could begin doing so.  Significant increases in the number and size of competitors for the Company's business could result in a decrease in the number of consumer loans or pawn loans that the Company writes, resulting in lower levels of revenue and earnings in these categories. Furthermore, the Company has many competitors to its retail operations, such as retailers of new merchandise, retailers of pre-owned merchandise, other pawnshops, thrift shops, online retailers, online classified advertising sites and online auction sites.  Increased competition or aggressive marketing and pricing practices by these competitors could result in decreased revenue, margins and turnover rates in the Company's retail operations.  In Mexico, the Company competes directly with certain pawn stores owned by government sponsored non-profit foundations.  The government could take actions that would harm the Company’s ability to compete in the Mexico market.  In addition, the Company’s two largest U.S.-based pawn competitors, both of whom are larger than the Company, have launched significant acquisition and expansion programs in Mexico.

A sustained deterioration of economic conditions or an economic crisis could reduce demand or profitability for the Company's products and services and increase credit losses which would result in reduced earnings.  In addition, business and financial results may be adversely impacted by unfavorable economic conditions associated with a global or regional economic crisis which include adverse changes in interest or tax rates, effects of government initiatives to manage economic conditions and increased volatility of commodity markets and foreign currency exchange rates.  Specifically, a rapid or sustained deterioration in the economy could cause deterioration in the performance of the Company’s loan portfolios and in consumer or market demand for pre-owned merchandise or gold such as that sold in the Company’s pawnshops.  While the credit risk for much of the Company’s pawn lending is mitigated by the collateralized nature of pawn lending, a sustained deterioration in the economy could reduce the demand and resale value of pre-owned merchandise and reduce the amount that the Company could effectively lend on an item of collateral.  Such reductions could adversely affect pawn loan balances, pawn loan redemption rates, inventory balances, inventory mixes, sales volumes and gross profit margins.  An economic slowdown could result in a decrease in loan demand and an increase in loan defaults on consumer loan and credit services products.  During such a slowdown, the Company could be required to tighten its underwriting standards, which would reduce consumer loan balances and related revenue and credit services fees, and could face more difficulty in collecting defaulted consumer loans, which could lead to an increase in loan losses.  As consumer loans and credit services customers generally have to be employed to qualify for a loan or extension of credit, an increase in the unemployment rate would reduce the number of potential customers.

The Company’s financial position and results of operations may fluctuate significantly due to fluctuations in currency exchange rates in Mexico.  During the global economic crisis and the continued aftermath, the volatility of the exchange rate of the Mexican peso to the U.S. dollar has increased significantly.  The Company derives significant revenue, earnings and cash flow from operations in Mexico.  The Company’s exposure to currency exchange rate fluctuations results primarily from the translation exposure associated with the preparation of the Consolidated Financial Statements, as well as from transaction exposure associated with transactions in currencies other than an entity's functional currency.  While the Consolidated Financial Statements are reported in U.S. dollars, the financial statements of the Company’s Mexican subsidiaries are prepared using the Mexican peso as the functional currency and translated into U.S. dollars by applying appropriate exchange rates.  As a result, fluctuations in the exchange rate of the U.S. dollar relative to the Mexican peso could cause significant fluctuations in the Company’s results.  In addition, while expenses with respect to foreign operations are generally denominated in the same currency as corresponding sales, the Company has transaction exposure to the extent receipts and expenditures are not offsetting in the subsidiary's functional currency.  In addition, changes in currency rates could negatively affect customer demand, especially in Mexico and in U.S. stores located along the Mexican border.  In addition, the Company’s Mexican-based subsidiaries experience foreign currency exposure to the extent monetary assets and liabilities, including debt, are in U.S. dollars, rather than the subsidiaries’ functional currency, which is the Mexican peso.  Moreover, the costs of doing business abroad may increase as a result of adverse exchange rate fluctuations.

A decreased demand for the Company's products and services and failure of the Company to adapt to such decreases could adversely affect results.  Although the Company's products and services are a staple of its customer base, the demand for a particular product or service may decrease due to a variety of factors, such as the availability of competing products, changes in customers' financial conditions, or regulatory restrictions that increase or reduce customer access to particular products.  Should the Company fail to adapt to a significant change in its customers' demand for, or regulatory access to, its products, the Company's revenue could decrease significantly. Even if the Company does make adaptations, customers may resist or may reject products whose adaptations make them less attractive or less available. In any event, the effect of any product change on the results of the Company's business may not be fully ascertainable until the change has been in effect for some time. In particular, the Company has changed, and will continue to change, some of the consumer loan products and services it offers due to regulatory developments.

Changes in the capital markets or the Company’s financial condition could reduce available capital.  As of April 24, 2012, the Company had $41,600,000 outstanding on its bank line of credit, which matures in February 2015.  The Company has, in the past, accessed the debt capital markets to refinance existing debt obligations and to obtain capital to finance growth.  Efficient access to these markets is critical to the Company’s ongoing financial success; however, the Company’s future access to the debt capital markets could become restricted due to a variety of factors, including a deterioration of the Company’s earnings, cash flows, balance sheet quality, regulatory restrictions or overall business or industry prospects, a significant deterioration in the state of the capital markets or a negative bias toward the Company’s industry by market participants.  Inability to access the credit markets on acceptable terms, if at all, would have a materially adverse effect on the Company’s financial condition.

The terms of the Company’s revolving bank line of credit impose financial and operating restrictions on the Company.  The Company’s bank line of credit contains a number of customary negative covenants and requires the Company to maintain certain financial ratios.  The covenants and restrictions contained in the credit facility could limit the Company’s ability to fund future operations, make capital expenditures, make acquisitions, or other investments in the future.  Any failure to comply with any of these financial and other affirmative and negative covenants would constitute an event of default under our credit facility, entitling the lenders to, among other things, terminate future credit availability, increase the interest rate on outstanding debt, and/or accelerate the maturity of outstanding obligations under the credit facility.  Any such default could materially adversely affect the Company’s business, prospects, results of operations and financial condition and could impair the Company’s ability to continue current operations.

The Company’s business depends on the uninterrupted operation of the Company’s facilities, systems and business functions, including its information technology and other business systems.  The Company’s business depends highly upon its employees’ ability to perform, in an efficient and uninterrupted fashion, necessary business functions such as internet support, call centers, and processing and making cash advances.  Additionally, the Company’s storefront operations depend on the efficiency and reliability of the Company’s point-of-sale system.  A shut-down of or inability to access the facilities in which the Company’s online operations, storefront point-of-sale system and other technology infrastructure are based, such as a power outage, a failure of one or more of its information technology, telecommunications or other systems, or sustained or repeated disruptions of such systems could significantly impair its ability to perform such functions on a timely basis and could result in a deterioration of the Company’s ability to perform efficient storefront lending and merchandise disposition activities, provide customer service, perform collections activities, or perform other necessary business functions.

A security breach of the Company’s computer systems could also interrupt or damage its operations or harm its reputation.  In addition, the Company could be subject to liability if confidential customer information is misappropriated from its computer systems.  Despite the implementation of significant security measures, these systems may still be vulnerable to physical break-ins, computer viruses, programming errors, attacks by third parties or similar disruptive problems.  Any compromise of security could deter people from entering into transactions that involve transmitting confidential information to the Company’s systems, which could have a materially adverse effect on the Company’s business.

The Company is subject to goodwill impairment risk.  The Company has a significant amount of goodwill on its consolidated balance sheet, all of which represents assets capitalized in connection with the Company’s acquisitions and business combinations.  Accounting for goodwill requires significant management estimates and judgment.  Management performs periodic reviews of the carrying values of goodwill to determine whether events and circumstances indicate that an impairment in value may have occurred.  A variety of factors could cause the carrying value of goodwill to become impaired.  Should a review indicate impairment, a write-down of the carrying value of goodwill would occur, resulting in a non-cash charge, which could have an adverse effect on the Company’s results of operations.

The Company depends on its senior management and may not be able to retain those employees or recruit additional qualified personnel.  The Company depends on its senior management.  The loss of services of any of the members of the Company’s senior management could adversely affect the Company’s business until a suitable replacement can be found.  There may be a limited number of persons with the requisite skills to serve in these positions, and the Company cannot ensure that it would be able to identify or employ such qualified personnel on acceptable terms.

The inability to successfully integrate acquisitions could adversely affect results.  The Company has historically grown, in part, through strategic acquisitions, including the acquisition of eleven stores during 2011 and a 29-store chain in Mexico in January 2012.  The Company’s strategy is to continue to pursue attractive acquisition opportunities if and when they become available.  The success of an acquisition is subject to numerous internal and external factors, such as the ability to consolidate data processing and accounting functions, the management of additional sales, administrative, operations and management personnel, overall management of a larger organization, competitive market forces, and general economic factors.  Failure to successfully integrate an acquisition would have an adverse effect on the Company’s business, results of operations and financial condition.  Additionally, any acquisition has the risk that the Company may not realize a return on the acquisition or the Company’s investment.

Adverse real estate market fluctuations and/or the inability to renew and extend store operating leases could affect the Company’s profits.  The Company leases most of its locations.  A significant rise in real estate prices or real property taxes could result in an increase in store lease costs as the Company opens new locations and renews leases for existing locations, thereby negatively impacting the Company’s results of operations.  The Company also holds certain developed and undeveloped real estate which could be impacted by adverse market fluctuations.  In addition, the inability of the Company to renew, extend or replace expiring store leases could have an adverse effect on the Company’s results of operations.

Inclement weather can adversely impact the Company’s operating results.  The occurrence of weather events such as rain, cold weather, snow, wind, storms, hurricanes, or other natural disasters adversely affecting consumer traffic and collection activities at the Company’s stores could have an adverse effect on the Company’s results of operations.

The Company’s business may be impacted by the outbreak of certain public health issues, including epidemics, pandemics and other contagious diseases.  In the event of such an outbreak, regulatory and/or public health officials could restrict store operating hours, product offerings and/or the number of customers allowed in a store at one time, which could adversely affect the Company’s financial results.  In addition, to the extent that the Company’s customers become infected by such diseases, or feel uncomfortable visiting public locations due to a perceived risk of exposure to contagious diseases, the Company could experience a reduction in customer traffic, which could have an adverse effect on the Company’s results of operations.

USE OF PROCEEDS

The shares which may be sold under this reoffer prospectus will be sold for the respective accounts of each of the Selling Stockholders listed herein (who are our executive officers and directors). Accordingly, we will not realize any proceeds from the sale of the shares of our Common Stock. We will receive proceeds from the exercise of options; however, no assurance can be given as to when or if any or all of the options will be exercised. If any options are exercised, the proceeds derived therefrom will be used for working capital and general corporate purposes. All expenses of the registration of the shares will be paid by us. See “Selling Stockholders” and “Plan of Distribution.”

SELLING STOCKHOLDERS

This reoffer prospectus relates to the shares of our Common Stock that are being registered for reoffers and resales by selling stockholders who have acquired or may acquire shares pursuant to the Plan. Offers and sales by selling stockholders who are our “affiliates” (as such term is defined in Rule 405 under the Securities Act) are also covered by this prospectus.

The selling stockholders are our prior, current and future officers and directors (or any of their respective assigns) who have acquired or may acquire in the future shares of our Common Stock under the Plan. The selling stockholders may, from time to time, resell all, a portion or none of the shares of our Common Stock covered by this reoffer prospectus. There is no assurance that any of the selling stockholders will sell any or all of the shares offered by them under this reoffer prospectus. The address for each of the selling stockholders listed below is c/o First Cash Financial Services, Inc., 690 East Lamar Blvd., Suite 400, Arlington, TX 76011.

The following table sets forth (i) the number of shares of our Common Stock beneficially owned by each selling stockholder at May 25, 2012, (ii) the number of shares to be offered for resale by each selling stockholder (i.e., the total number of shares underlying options held by each Selling Stockholder irrespective of whether such options are presently exercisable or exercisable within sixty days of May 25, 2012), and (iii) the number and percentage of shares of our Common Stock to be held by each Selling Stockholder after completion of the offering, based on 28,609,333 shares issued and outstanding at May 25, 2012, if such Selling Stockholder were to sell all of the shares of Common Stock which may be offered pursuant to this prospectus  (however, to our knowledge, there are no agreements, arrangements or understandings with respect to the sale of any of our Common Stock, and each selling stockholder may decide not to sell its shares that are registered under this Registration Statement).

Name	Number of Shares of Common Stock Beneficially Owned(1)	Number of Shares to be Offered for Resale(2)	Number of Shares of Common Stock After Completion of Offering(3)	Percentage of Class to be Owned After Completion of the Offering
Rick L. Wessel	1,341,905(4)	603,000(5)	801,905	2.8%
R. Douglas Orr	361,000 (6)	321,000(7)	61,000	*
Stephen O. Coffman	79,000 (8)	111,000(9)	9,000	*
Jim A. Motley	12,848 (10)	26,650(11)	350	*
Peter H. Watson	250 (12)	750(13)	250	*

____________________

 *

Less than one percent

(1)

A person is deemed to be the beneficial owner of voting securities that can be acquired by such person within 60 days after May 25, 2012 upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and that are currently exercisable (i.e., that are exercisable within 60 days from May 25, 2012) have been exercised. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

(2)

Includes both vested and non-vested options and non-vested restricted stock awards.

(3)

Assumes all shares registered under this prospectus will be sold.

(4)

Comprised of (i) a warrant to purchase 240,000 shares of Common Stock at a price of $3.83 per share to expire in May 2013, (ii) a stock option to purchase 90,000 shares of Common Stock at a price of $15.00 per share to expire in January 2015, (iii) a stock option to purchase 90,000 shares of Common Stock at a price of $17.50 per share to expire in January 2015, (iv) a stock option to purchase 90,000 shares of Common Stock at a price of $20.00 per share to expire in January 2015, (v) a stock option to purchase 90,000 shares of Common Stock at a price of $15.00 per share to expire in December 2015, (vi) a stock option to purchase 90,000 shares of Common Stock at a price of $17.00 per share to expire in December 2015, (vii) a stock option to purchase 90,000 shares of Common Stock at a price of $19.00 per share to expire in December 2015, and (viii) 561,905 shares of Common Stock.

(5)

Comprised of (i) stock options granted pursuant to the 1999 Plan to purchase (a) 90,000 shares of Common Stock at a price of $15.00 per share to expire in January 2015, (b) 90,000 shares of Common Stock at a price of $17.50 per share to expire in January 2015, (c) 90,000 shares of Common Stock at a price of $20.00 per share to expire in January 2015, (d) 90,000 shares of Common Stock at a price of $15.00 per share to expire in December 2015, (e) 90,000 shares of Common Stock at a price of $17.00 per share to expire in December 2015, and (f) 90,000 shares of Common Stock at a price of $19.00 per share to expire in December 2015, and (ii) 63,000 shares of Common Stock underlying restricted stock awards (none of which vest within the next 60 days).

(6)

Comprised of (i) a stock option to purchase 60,000 shares of Common Stock at a price of $17.50 per share to expire in January 2015, (ii) a stock option to purchase 60,000 shares of Common Stock at a price of $20.00 per share to expire in January 2015, (iii) a stock option to purchase 60,000 shares of Common Stock at a price of $15.00 per share to expire in December 2015, (iv) a stock option to purchase 60,000 shares of Common Stock at a price of $17.00 per share to expire in December 2015, (v) a stock option to purchase 60,000 shares of Common Stock at a price of $19.00 per share to expire in December 2015, and (vi) 61,000 shares of Common Stock.

(7)

Comprised of (i) stock options granted pursuant to the 2004 Plan to purchase (a) 60,000 shares of Common Stock at a price of $17.50 per share to expire in January 2015, (b) 60,000 shares of Common Stock at a price of $20.00 per share to expire in January 2015, (c) 60,000 shares of Common Stock at a price of $15.00 per share to expire in December 2015, (d) 60,000 shares of Common Stock at a price of $17.00 per share to expire in December 2015, and (e) 60,000 shares of Common Stock at a price of $19.00 per share to expire in December 2015 and (ii) 21,000 shares of Common Stock underlying restricted stock awards (none of which vest within the next 60 days).

(8)

Comprised of (i) an option to purchase 70,000 shares at a price of $10.00 per share to expire in March 2018 granted pursuant to the 2004 Plan and (ii) 9,000 shares of Common Stock.

(9)

Comprised of (i) an option to purchase 90,000 shares at a price of $10.00 per share to expire in March 2018 granted pursuant to the 2004 Plan and (ii) 21,000 shares Common Stock underlying restricted stock awards.

(10)

Comprised of (i) a stock option to purchase 12,498 shares at a price of $24.57 per share to expire in April 2017 and (ii) 350 shares of Common Stock.

(11)

Comprised of (i) a stock option to purchase 25,000 shares of Common Stock at a price of $24.57 per share to expire in April 2017 granted pursuant to the 2004 Plan and (ii) 1,650 shares of Common Stock underlying restricted stock awards.

(12)

Comprised of 250 shares of Common Stock.

(13)

Comprised of 750 shares of Common Stock underlying restricted stock awards.

PLAN OF DISTRIBUTION

In this section of the reoffer prospectus, the term “selling stockholder” means and includes:

•

the persons identified in the table above as the Selling Stockholders; and

•

any of the donees, pledgees, distributees, transferees or other successors in interest of the Selling Stockholders who may: (a) receive any of the shares of our Common Stock offered hereby after the date of this reoffer prospectus and (b) offer or sell those shares hereunder.

The shares of our Common Stock offered by this reoffer prospectus may be sold from time to time directly by the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer such shares through underwriters, brokers, dealers, agents or other intermediaries. The Selling Stockholders as of the date of this reoffer prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the Common Stock offered hereby. The distribution of the Common Stock by the Selling Stockholders may be effected: in one or more transactions through customary brokerage channels, either through brokers acting as agents for the Selling Stockholders, or through market makers, dealers or underwriters acting as principals who may resell these shares; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with sales of our Common Stock.

The Selling Stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares of our Common Stock in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders also may sell shares short and redeliver the shares to close out such short positions. The Selling Stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of shares of our Common Stock. The broker-dealer may then resell or otherwise transfer such shares of Common Stock pursuant to this reoffer prospectus.

The Selling Stockholders also may lend or pledge shares of our Common Stock to a broker-dealer. The broker-dealer may sell the shares of Common Stock so lent, or upon a default the broker-dealer may sell the pledged shares of Common Stock pursuant to this reoffer prospectus. Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

The Selling Stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares of Common Stock the Selling Stockholders.

Although the shares of Common Stock covered by this reoffer prospectus are not currently being underwritten, the Selling Stockholders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of Common Stock may be deemed “underwriters” within the meaning of the Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of the Common Stock offered hereby may not simultaneously engage in market making activities with respect to the Common Stock for a period of up to five days preceding such distribution. The Selling Stockholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the Selling Stockholders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the Common Stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Common Stock may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

We will bear all costs, expenses and fees in connection with the registration of the Common Stock offered hereby. However, the Selling Stockholders will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the shares of Common Stock offered pursuant to this reoffer prospectus. We have agreed to indemnify certain of the selling security holders against certain liabilities, including liabilities under the Act, or to contribute to payments to which any of those security holders may be required to make in respect thereof.

There can be no assurance that the Selling Stockholders will sell any or all of the securities offered by them hereby.

LEGAL MATTERS

The law firm of Brewer & Pritchard, PC (“Brewer & Pritchard”) has provided legal advice to the Registrant, and has also rendered a legal opinion as to the validity and due issuance of the shares of the Company’s Common Stock to be issued under the 2011 Plan.

EXPERTS

Our financial statements as of December 31, 2011 and 2010 have been audited by Hein & Associates LLP (an independent registered public accounting firm) to the extent and for the periods set forth in their report thereon, appearing elsewhere in this registration statement, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed registration statements with the SEC under the Securities Act with respect to the shares of our Common Stock offered by this reoffer prospectus. This reoffer prospectus is part of that registration statement and does not contain all the information included in the registration statement. For further information with respect to our Common Stock and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the SEC. Statements made in this reoffer prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document. The registration statement may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 100 F Street, N.E., Washington, D.C.. Copies of those filings can be obtained from the Commission’s Public Reference Section, Judiciary Plaza, 100 F Fifth Street, N.E., Washington, D.C. 20549 at prescribed rates and may also be obtained from the web site that the SEC maintains at http://www.sec.gov. You may also call the SEC at 1-800-SEC-0330 for more information. We file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC’s public reference room in Washington, D.C. You can request copies of those documents upon payment of a duplicating fee, by writing to the SEC.  The Company’s website can be accessed at www.firstcash.com, where a link to the Annual Report on Form 10-K and our other reports filed with the SEC are available on the Investor Relations page of the website.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

Pursuant to Section 145 of the Delaware General Corporation Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers.  These provisions do not eliminate the directors’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law.  In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, under Section 174 of the Delaware Law and for any transaction from which the director derived an improper personal benefit.  These provisions do not affect a director’s responsibilities under any other law.

Article X of the Certificate of Incorporation of the company provides for indemnification of officers, directors, agents and employees of the Company as follows:

(a)

Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators: provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify and such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if the law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b)

If a claim under paragraph (a) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required standards of conduct which make it permissible under law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the law, nor an actual determination by the Corporation (including its Boards of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c)

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(d)

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the law.

Notwithstanding the preceding, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, heretofore filed by us with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, are hereby incorporated by reference, except as superseded or modified herein:

(1)

The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 29, 2012;

(2)

The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 1, 2012;

(3)

Current Reports on Form 8-K, filed with the SEC on March 5, 2012, March 12, 2012, and April 18, 2012, respectively;

(4)

Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2012;

(5)

The description of our Common Stock contained in our registration statement on S-1/A, File No. 33-86052, filed on November 19, 1996, and as it may be further amended from time to time; and

(6)

All documents that we filed with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

All documents filed by the registrant after the date of filing the initial registration statement on Form S-8 of which this reoffer prospectus forms a part and prior to the effectiveness of such registration statement pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference into this reoffer prospectus and to be part hereof from the date of filing of such documents.

Any statement contained in a document we incorporate by reference will be modified or superseded for all purposes to the extent that a statement contained in this reoffer prospectus (or in any other document that is subsequently filed with the Securities and Exchange Commission and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed part of this reoffer prospectus except as so modified or superseded.

We will provide without charge to each person to whom a copy of this reoffer prospectus is delivered, upon the written or oral request of any such person, a copy of any document described above (other than exhibits). Requests for such copies should be directed to First Cash Financial Services, Inc., 690 East Lamar Blvd., Suite 400, Arlington, Texas 76011, Attention: Doug Orr.

You should rely only on the information incorporated by reference or provided in this reoffer prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this reoffer prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our Common Stock. These purchasers will purchase our Common Stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

1,062,400 shares

Common Stock

REOFFER PROSPECTUS

June 1, 2012

PART II

INFORMATION REQUIRED IN PROSPECTUS

Item 3.	Incorporation of Documents by Reference

The following documents, heretofore filed by us with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, are hereby incorporated by reference, except as superseded or modified herein:

(1)

 The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 29, 2012;

(2)

The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 1, 2012;

(3)

Current Reports on Form 8-K, filed with the SEC on March 5, 2012, March 12, 2012, and April 18, 2012, respectively;

(4)

Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2012;

(5)

The description of our Common Stock contained in our registration statement on S-1/A, File No. 33-86052, filed on November 19, 1996, and as it may be further amended from time to time; and

(6)

All documents that we filed with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities

Included in the prospectus which is part of this registration statement.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Officers and Directors.

Pursuant to Section 145 of the Delaware General Corporation Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers.  These provisions do not eliminate the directors’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law.  In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, under Section 174 of the Delaware Law and for any transaction from which the director derived an improper personal benefit.  These provisions do not affect a director’s responsibilities under any other law.

Article X of the Certificate of Incorporation of the Company provides for indemnification of officers, directors, agents and employees of the company as follows:

(a)

Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators: provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify and such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if the law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b)

If a claim under paragraph (a) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required standards of conduct which make it permissible under law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the law, nor an actual determination by the Corporation (including its Boards of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c)

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(d)

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the law.

Item 7.	Exemption from Registration Claimed.

All shares of Common Stock registered hereunder for reoffer or resale will be issued upon exercise of options granted or to be granted pursuant to the Plans. The options are non-transferable and the underlying shares will be issued in transactions not involving a public offering. Upon exercise of an option, the optionee is required to execute an undertaking not to resell such shares except pursuant to an effective registration statement or other exemption under the Securities Act, a restrictive legend is placed on the certificates for the shares of Common Stock purchased and transfer stops are placed against such certificates. Such shares may only be reoffered and sold pursuant to registration under the Act or pursuant to an applicable exemption under the Act. As a result, such offers and sales are exempt from the registration requirements of the Act pursuant to the provisions of Section 4(2) of the Act.

Item 8.	Exhibits.

The following exhibits are filed with this registration statement.

Number	Description

4.1

First Cash Financial Service, Inc. 2011 Long-Term Incentive Plan incorporated by reference to Exhibit A of the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2011.

5.1	Opinion of Brewer & Pritchard, PC*

23.1	Consent of Brewer & Pritchard, PC (contained in Exhibit 5.1)*

23.2	Consent of Hein & Associates LLP*

*	Filed herewith.

Item 9.	Undertakings.

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change  in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Arlington, State of Texas, on June 1, 2012.

FIRST CASH FINANCIAL SERVICES, INC.

By:	/S/ Rick L. Wessel_______________________________
Rick L. Wessel, Chief Executive Officer
(Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:

Signature

Title

Date

/s/ RICK L. WESSEL

Chairman of the Board, President, Chief Executive

June 1, 2012

Rick L. Wessel

Officer (Principal Executive Officer)

/s/ R. DOUGLAS ORR

Executive Vice President and Chief Financial Officer

June 1, 2012

R. Douglas Orr

(Principal Financial and Accounting Officer)

/s/ MIKEL D. FAULKNER

Director

June 1, 2012

Mikel D. Faulkner

/s/ JORGE MONTAÑO

Director

June 1, 2012

Jorge Montaño

/s/ RANDEL G. OWEN

Director

June 1, 2012

Randel G. Owen